EXHIBIT 23


                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 333-44533) of VTEL Corporation of our report dated May 25, 2001, with respect to the financial statements and schedule of the VTEL Corporation 401(k) Plan included in this Annual Report on Form 11-K for the year ended December 31, 2000.



Ernst & Young

Austin, Texas
June 29, 2001